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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

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                                  Form 8-K
                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): January 4, 1998


                        Bethlehem Steel Corporation
           (Exact name of registrant as specified in its charter)
                             -----------------

          Delaware                     1-1941                  24-0526133
(State or Other Jurisdiction  (Commission File Number)        (IRS Employer
     of Incorporation)                                   Identification Number)

                             1170 Eighth Avenue
                     Bethlehem, Pennsylvania 18016-7699
                  (Address of principal executive offices)

     Registrant's telephone number, including area code: (610) 694-2424

                                    None
       (Former name or former address, if changed since last report)






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                                                                          2

Item 5. Other Events.

    Bethlehem Steel Corporation, a Delaware corporation ("Bethlehem"), Lukens Inc., a Delaware corporation ("Lukens"), and Lukens Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Bethlehem ("Merger Sub"), have entered into an Amendment dated as of January 4, 1998 (the "Amendment") to the Agreement and Plan of Merger dated as of December 15, 1997 (as so amended, the "Amended Merger Agreement"). The Amendment increases the value of the consideration to be paid by Bethlehem from $25 to $30 per share of common stock, par value $.01 per share, of Lukens (a "Lukens Common Share"). Under the Amended Merger Agreement, Bethlehem will acquire Lukens for approximately $490 million in cash and stock. The Merger Agreement provides for the merger of Merger Sub with and into Lukens (the "Merger"). The Merger is expected to be completed early in the second quarter of 1998. Following the Merger, Bethlehem intends to cause Lukens to be merged with and into Bethlehem.

    In the Merger, each Lukens Common Share that is issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive, subject to proration and certain other conditions and limitations, at the election of the holder either (i) cash from Bethlehem in an amount equal to $30 or (ii) a number of shares of common stock, par value $1.00 per share, of Bethlehem ("Bethlehem Shares") equal to the Conversion Number. The "Conversion Number" will be equal to $30 divided by the average of the daily closing prices per Bethlehem Share for the 15 consecutive full NYSE trading days immediately preceding the third full NYSE trading day prior to the effective time of the Merger (the "Average Bethlehem Market Price"), but will not be less than 2.878 or more than 4.317. Each issued and outstanding share of Lukens Series B Preferred Stock (a "Lukens Preferred Share") will be converted into the right to receive the consideration that a holder of the number of Lukens Common Shares into which such Lukens Preferred Share could have been converted would have the right to receive if such holder did not elect to receive cash.

    The Merger consideration will consist of approximately 68% cash and 32% Bethlehem Shares. If Lukens stockholders elect to receive cash in an aggregate amount in excess of 68% of the total Merger consideration, each Lukens share for which an election to receive cash is made will be converted into the right to receive a prorated amount of cash and Bethlehem Shares. An election to receive Bethlehem Shares will be deemed to have been made with respect to each Lukens share for which an election to receive cash is not made. If Lukens stockholders are deemed to have elected to receive Bethlehem Shares in an aggregate amount in excess of 32% of the total Merger consideration, each Lukens share for which a deemed election to receive Bethlehem Shares is made will be converted into the right to receive a prorated amount of Bethlehem Shares and cash.

    Consummation of the Merger is subject to termination or expiration of the waiting period under the Hart- Scott-Rodino Antitrust Improvement Act of 1976, approval by the Lukens stockholders and certain other conditions. Furthermore, Lukens will not be obligated to effect the Merger if the Average Bethlehem Market Price is less than a specified amount.

    The foregoing description of the Amended Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference, and the Amendment, which is attached hereto as an exhibit.

    The equity value of the amended transaction between Bethlehem and Lukens represents an increase of about 7% over the offer previously made to Lukens by Allegheny Teledyne Incorporated to acquire Lukens in a merger transaction for $28 in cash per share.





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                                                                          3

Item 7.  Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit    Description
-------    -----------

 2.1* Agreement and Plan of Merger dated as of December 15, 1997, between Bethlehem Steel Corporation and Lukens Inc.

 2.2 Amendment dated as of January 4, 1998 to the Agreement and Plan of Merger dated as of December 15, 1997 among Bethlehem Steel Corporation, Lukens Acquisition Corporation and
           Lukens Inc.

 99.1* Press Release dated December 15, 1997, announcing the execution of the Merger Agreement between Bethlehem Steel Corporation and Lukens Inc.

 99.2 Press Release dated January 5, 1998 announcing the execution of the Amendment to the Merger Agreement among Bethlehem Steel Corporation, Lukens Acquisition Corporation and Lukens Inc.

 99.3 Press Release dated January 5, 1998 confirming the execution of the Amendment to the Merger Agreement among Bethlehem Steel Corporation, Lukens Acquisition Corporation and Lukens Inc.

 99.4 Press Release dated January 5, 1998 responding to inquiries concerning the Amendment to the Merger Agreement among Bethlehem Steel Corporation, Lukens Acquisition Corporation and Lukens Inc.


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*   Incorporated by reference to the Form 8-K of Bethlehem Steel Corporation dated December 15, 1997, File No. 1-1941.

                                 SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           Bethlehem Steel Corporation
                                     ----------------------------------------
                                                   (Registrant)

Date:  January 12, 1998        By: /s/ Lonnie A. Arnett
                                   ------------------------------------
                                 Name:  Lonnie A. Arnett
                                 Title: Vice President and Controller
                                        (principal accounting officer)

                               EXHIBIT INDEX


Exhibit    Description

  2.1* Agreement and Plan of Merger dated as of December 15, 1997, between Bethlehem Steel Corporation and Lukens Inc.

  2.2 Amendment dated as of January 4, 1998 to the Agreement and Plan of Merger dated as of December 15, 1997 among Bethlehem Steel Corporation, Lukens Acquisition Corporation and
           Lukens Inc.

 99.1* Press Release dated December 15, 1997, announcing the execution of the Merger Agreement between Bethlehem Steel Corporation and Lukens Inc.

 99.2 Press Release dated January 5, 1998 announcing the execution of the Amendment to the Merger Agreement among Bethlehem Steel Corporation, Lukens Acquisition Corporation and Lukens Inc.

 99.3 Press Release dated January 5, 1998 confirming the execution of the Amendment to the Merger Agreement among Bethlehem Steel Corporation, Lukens Acquisition Corporation and Lukens Inc.

 99.4 Press Release dated January 5, 1998 responding to inquiries concerning the Amendment to the Merger Agreement among Bethlehem Steel Corporation, Lukens Acquisition Corporation and Lukens Inc.


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*   Incorporated by reference to the Form 8-K of Bethlehem Steel Corporation dated December 15, 1997, File No. 1-1941.